UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2008, the Federal Housing Finance Board (“Finance Board”) announced the appointment of Christine A. Coady to the open appointed director position on the Federal Home Loan Bank of Indianapolis’ (“FHLBI”) board, for a term ending December 31, 2010. Ms. Coady has been designated by the Finance Board as an FHLBI Community Interest Director. Ms. Coady is the President and CEO of Michigan Interfaith Trust Fund, Lansing, MI, having served in that position since October of 2004. She has held various positions with the Trust since 1989. Ms. Coady has also served two terms on the City Council of Mason, MI.

Board committee assignments for Ms. Coady have not yet been made but it is anticipated that such appointments will be made at the Bank’s next board meeting in May, 2008. A copy of the press release issued by the Bank regarding Ms. Coady’s appointment is included as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Press Release, dated March 20, 2008, issued by the Federal Home Loan Bank of Indianapolis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

By:	/s/ PAUL J. WEAVER
Paul J. Weaver
Senior Vice President – Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Federal Home Loan Bank of Indianapolis, dated March 20, 2008

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